UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2006

DG FASTCHANNEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27644	94-3140772
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

750 West John Carpenter Freeway, Suite 700 Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 581-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 14, 2006, DG FastChannel, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Oppenheimer & Co., Inc., as representative of the several underwriters named therein (collectively, the “Underwriters”) and the selling stockholder named therein (the “Selling Stockholder”), related to a public offering of 2,556,000 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) and 400,000 shares of Common Stock of the Selling Stockholder at a price of $11.40 per share. Under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 443,400 shares of Common Stock to cover over-allotments, if any.  The offering is being made pursuant to the Company’s effective registration statements on Form S-3, as amended and supplemented (Registration Statement No. 333-137958) filed with the Securities and Exchange Commission. The Underwriting Agreement is filed as Exhibit 1.1 to this Report, and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

ITEM 8.01. OTHER EVENTS.

On December 15, 2006, DG FastChannel, Inc. (the “Company”) issued a press release announcing that it had priced the public offering described in Item 1.01 of this Report.  The Company’s press release is filed as Exhibit 99.1 to this Report and is incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits:

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 14, 2006
99.1	Press release dated December 15, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DG FASTCHANNEL, INC.
(Registrant)

Date: December 19, 2006
	By:	/s/ Omar A. Choucair
Omar A. Choucair
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 14, 2006
99.1	Press release dated December 15, 2006.